Exhibit 5.1

December 4, 2013

Celldex Therapeutics, Inc.

119 Fourth Avenue

Needham, Massachusetts 02494

Re:                             Sale of Common Stock registered pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing of the Registration Statement on Form S-3 filed on December 3, 2013 (File No. 333-192640) (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus included therein (the “Base Prospectus”) and (iii) the preparation and filing of the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, dated December 4, 2013 (the “Prospectus Supplement”), relating to the issuance and sale of shares pursuant to the Registration Statement.

The Prospectus Supplement relates to (a) the issuance and sale by the Company of up to 7,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) the option of certain underwriters (the “Underwriters”) to purchase up to an additional 236,517 shares of Common Stock (the “Secondary Optional Shares”) underlying Stock Options (as defined in the Underwriting Agreement) owned by the selling stockholders, Avery W. Catlin, Larry Ellberger, Harry H. Penner, Jr. and Karen L. Shoos (together, the “Selling Stockholders”), and up to an additional 813,483 shares of Common Stock from the Company (the “Primary Optional Shares” and, together with the Secondary Optional Shares, the “Optional Shares”).

We understand that the Firm Shares and, if applicable, the Optional Shares are to be issued by the Company and sold by the Underwriters, as described in the Registration Statement, Base Prospectus and Prospectus Supplement, pursuant to an Underwriting Agreement, between the Company, the Selling Stockholders, and Jefferies LLC and Leerink Swann LLC, serving as representatives for the Underwriters, dated December 4, 2013, filed with the Commission as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1 (the “Underwriting Agreement”).

We have reviewed such corporate records and documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Underwriting Agreement, and certificates of officers of the Company.  In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

The opinion expressed below is limited to the federal laws of the United States and the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Based on the foregoing, we are of the opinion that:

1.              The Firm Shares and the Optional Shares described above have been duly authorized. Upon issuance and delivery of the Firm Shares and the Primary Optional Shares upon consummation of the transactions described in the Underwriting Agreement, as described in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

2.              The Secondary Optional Shares, when issued and delivered against payment therefor in accordance with the terms applicable to such Stock Options, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this letter as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement, the Base Prospectus and the Prospectus Supplement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP